UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010 (June 2, 2010)

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 Commission File Number	98-0231912 (IRS Employer Identification No.)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

(914) 684-2800 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2010, Bunge Limited (“Bunge”) reported that Archibald Gwathmey would retire at the end of 2010.  In connection with Mr. Gwathmey’s retirement, on December 15, 2010, Bunge and Mr. Gwathmey entered into a Separation Agreement and Release of Claims (the “Agreement”) effective December 31, 2010, Mr. Gwathmey’s retirement date.

Pursuant to the terms of the Agreement, Mr. Gwathmey will receive the following payments and benefits: (i) a separation payment of $1,440,000 and (ii) he will remain eligible to receive an annual bonus for 2010 under the Bunge Annual Incentive Plan.  Mr. Gwathmey will also be entitled to receive his vested, accrued benefits under Bunge’s retirement and deferred compensation plans (as applicable) in accordance with the terms and conditions of such plans.

With respect to Mr. Gwathmey’s outstanding equity awards, pursuant to the Agreement and the terms of Bunge’s equity incentive plans and the applicable award agreements thereunder (which include certain non-competition, non-solicitation, confidentiality and cooperation covenants in favor of Bunge), upon retirement Mr. Gwathmey will: (i) vest in full in all outstanding unvested stock option awards granted to him, with all stock options remaining exercisable for up to three years following his retirement; (ii) continue to vest in his outstanding performance-based restricted stock unit awards (“PBRSUs”) as if he had continued employment with Bunge, provided that a portion of his outstanding PBRSUs (determined on a pro rata basis through the date of his retirement) will be settled based on the satisfaction of the applicable performance goals through December 31, 2010 and (iii) continue to vest in outstanding time-based restricted stock units in accordance with the terms of the applicable award agreement.

The Agreement includes a general release of claims in favor of Bunge.

The above summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Separation Agreement and Release of Claims by and between Bunge Limited and Archibald Gwathmey, effective as of December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 21, 2010

BUNGE LIMITED

By:	/s/ Carla L. Heiss
	Name:	Carla L. Heiss
	Title:	Assistant General Counsel

Index to Exhibits

Exhibit No.	Description

10.1	Separation Agreement and Release of Claims by and between Bunge Limited and Archibald Gwathmey, effective as of December 31, 2010.